CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Northern Lights Variable Trust regarding the Prospectus and the Statement of Additional Information of Avant Gold Bullion Strategy VP Fund, a series of Northern Lights Variable Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

November 1, 2011